Exhibit 99.1
March 20, 2024
Blade Air Mobility Announces $20 Million Share Repurchase Program

NEW YORK -- (3/20/2024) -- Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced its Board of Directors has authorized the repurchase of up to $20 million of outstanding Class A common stock.
Given the Company’s expectation of profitability on an adjusted EBITDA basis for the full-year 2024, coupled with its debt-free balance sheet and significant cash balance, the share buyback program will allow the Company to opportunistically take advantage of stock price dislocations, when prudent.
The volume and timing of any repurchases will be subject to general business and market conditions, acquisition and corporate investment opportunities, and Blade’s capital allocation strategy at the time. The repurchase program does not obligate Blade to repurchase a specific number of shares and may be modified, suspended, or discontinued at any time.
About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States, Southern Europe and Western Canada.  Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance, results of operations, business and capital deployment strategies and plans, customer behavior, competitive position, industry environment and growth opportunities, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; the impact of the COVID-19 pandemic and its related effects, failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. We are unable to reconciled forward-looking non-GAAP guidance, including Flight Profit Margin, Adjusted Corporate Expenses, and Adjusted EBITDA, without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation, transaction-related expenses, and certain value measurements, which may have unpredictable, and potentially significant, impact on future GAAP financial results.

Contacts
Media Relations
Lee Gold
Press@Blade.com

Investor Relations
Lee Gold
Investors@blade.com

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